NEOS ETF TRUST 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of NEOS Enhanced Income 20+ Year Treasury Bond ETF, a series of NEOS ETF Trust, under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

December 9, 2024

C O H E N  &  C O M P A N Y ,  L T D .

800.229.1099  |  866.818.4538  fax  |  cohencpa.com

Registered with the Public Company Accounting Oversight Board